                                                                    Exhibit 99.1

(QUINTON LOGO)

PRESS RELEASE

          QUINTON ANNOUNCES Q2 2003 RESULTS; REVENUES OF $20.7 MILLION

BOTHELL, WA, July 24, 2003 - Quinton Cardiology Systems, Inc. (NASDAQ: QUIN) today announced results for the three and six month periods ended June 30, 2003.

SECOND QUARTER RESULTS

Revenues for the three months ended June 30, 2003 were $20.7 million, as compared to revenues of $11.3 million for the three months ended June 30, 2002. Quinton's operating results for the three-month period ended June 30, 2003 include the operating results of Burdick, Inc., which was acquired by Quinton on January 2, 2003.

Gross profit for the three months ended June 30, 2003 was $8.4 million, or 40.8% of revenues. This compares to 38.9% of revenues for the three month period ended June 30, 2002. This improvement was principally attributable to the results of initiatives to reduce product costs.

During the three months ended June 30, 2003, Quinton reported a net loss of $157,000 or $0.01 per share. This loss, which was less than the Company had previously expected, compares to a loss of $418,000 for the three month period ended March 31, 2002.

Quinton generated cash from operations of $0.3 million during the three month period ended March 31, 2003. Quinton received net cash of $1.9 million relating to investing activities during the quarter, principally related to the receipt of a previously announced $2.3 million refund of the purchase price for Burdick, partially offset by capital expenditures relating to a new ERP system for Burdick. Principally as a result of the positive cash flows from operating and investing activities, Quinton reduced its total debt during the quarter by $2.0 million, to approximately $3.0 million at June 30, 2003. In addition, Quinton funded the retirement of all remaining putable warrants in the amount of $0.3 million and increased its cash balance from $0.7 million to $0.9 million during the quarter.

"We met our expectations for total revenues and our loss of only a penny per share was substantially lower than we had expected," stated John Hinson, Quinton president. "We were especially pleased to have turned a small operating profit and to have generated positive cash flow from operations in the quarter," he continued.

YEAR TO DATE RESULTS

Revenues for the six months ended June 30, 2003 were $41.0 million, as compared to revenues of $21.6 million for the six months ended June 30, 2002. Quinton's operating results in 2003 include the operating results of Burdick, Inc., which was acquired by Quinton on January 2, 2003.

Gross profit for the six months ended June 30, 2003 was $16.3 million, or 39.7% of revenues. This compares to 39.4% of revenues for the six month period ended June 30, 2002. Gross profit in 2003 includes a first quarter nonrecurring acquisition related charge to cost of sales of $0.3 million. On a pro forma basis, excluding this nonrecurring charge, year to date gross profit would have been $16.6 million, or 40.5% of revenues.

During the six months ended June 30, 2003, Quinton reported a net loss of $2.0 million or $0.17 per share. This loss included the first quarter charge to cost of sales of $0.3 million discussed above, and a first quarter nonrecurring charge of $1.3 million to write off in-process research and development acquired in the Burdick acquisition. On a pro forma basis, excluding the acquisition related in-process research and development write-off and charge to cost of sales, net loss and net loss per share for the six months ended June 30, 2003 would have been $0.4 million and $0.04, respectively.

Quinton believes that the pro forma gross profit, net loss and loss per share numbers are useful to investors because the items excluded in calculating these numbers are not expected to recur. Consequently, Quinton believes the pro forma gross profit, net loss and net loss per share numbers represent a meaningful measure of the performance of the company's core operations.

OUTLOOK

Quinton also announced today plans to consolidate its Deerfield, Wisconsin and Bothell, Washington manufacturing and production activities to the Deerfield location. Once complete, this transition, which will take place during the third and fourth quarters, will result in annualized cost savings of between $1.5 million and $2.0 million. The cost savings will come from the combination of a reduction in facilities space and a reduction in staffing requirements due to the consolidation of the two previously separate manufacturing and production organizations.

"This consolidation is consistent with our stated intention to drive operational efficiencies during 2003," according to Mike Matysik, Quinton chief financial officer. "By creating a manufacturing 'center of excellence' in the lower cost Deerfield location, Quinton will be better positioned for sustained profitability in 2004 and beyond, " he said.

As a result of the transition activities, however, Quinton will incur certain one-time costs relating to severance and retention of certain employees, moving costs, asset write-offs and other related charges in the third and fourth quarters of 2003. We currently estimate that these charges will be in the range of $0.5 million to $0.7 million in the third quarter and between $1.4 million and $1.5 million in the fourth quarter, including non-cash asset write-offs of approximately $0.4 million.

We do not expect this consolidation to adversely affect revenues in the third or fourth quarters of 2003. We still expect third quarter revenues to be in the range of $21.0 to $22.5 million, as previously announced. Including the transition costs referred to above, we currently expect a net loss in the third quarter of between $0.01 and $0.02 per share. On a pro forma basis, excluding these one-time costs, we expect third quarter net income to be in the range of $0.02 and $0.04 per share, consistent with prior expectations.

We have reduced our expectations for fourth quarter revenues by $1.0 million, to a range of $22.0 million to $23.5 million, however, primarily due to continued softness in demand for our cardiac catheterization products. Including the transition costs referred to above, we expect a net loss in the fourth quarter of between $0.01 and $0.03 per share. On a pro forma basis, excluding these one-time costs, we expect net earnings in the fourth quarter of between $0.08 and $0.10 per share, a reduction of approximately $0.02 per share as compared to our prior expectations.

Quinton believes that the pro forma expected earnings per share numbers, after making these adjustments, are useful to investors because these items are not expected to recur. Consequently, Quinton believes the pro forma expected earnings per share numbers represent a meaningful measure of the performance of the company's core operations.

Quinton has not previously announced revenue or earnings expectations beyond 2003, but today announced preliminary expectations for 2004, with revenues in the range of $90.0 to $95.0 million and with net income in the range of $0.44 to $0.50 per share. These preliminary expectations reflect current trends in our business, including the softness in our cardiac catheterization product sales, the strength in our other core product lines and our cost reduction activities.

"While we're disappointed that one of our product lines isn't living up to our expectations, we believe that we're on the right track with our margin improvement activities, as the results will substantially increase profitability and cash flow," said Dr. Ruediger Naumann, Quinton chairman and chief executive officer. "In addition, we are continuing to actively look for further acquisitions to accelerate our growth in the diagnostic cardiology market," he continued.

ABOUT QUINTON

Quinton Cardiology Systems, Inc. develops, manufactures, markets and services a family of diagnostic cardiology systems used in the diagnosis, treatment and rehabilitation of patients with cardiovascular disease. Quinton markets its products under the Quinton and Burdick trade names. Quinton shares are quoted on the NASDAQ National Market under the trading symbol "QUIN". For more information, visit the Quinton web site at www.quinton.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including, but not limited to, those relating to Quinton's expected 2003 revenues and earnings that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include statements relating to costs associated with the consolidation of Quinton's manufacturing operations and expectations relating to future revenue and earnings or losses. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results include, but are not limited to, unexpected delays or costs in consolidating our manufacturing operations, our inability to achieve anticipated cost savings from our consolidation of manufacturing operations, delays in our product development activities and commercial introduction of product enhancements and new products, changes in competitors' products or their pricing which may impair the market acceptance of our products or force us to lower our prices, unexpected softness in the market demand for our products, disruptions in supplies or increases in prices of certain components we use in our products, changes in the number of primary or fully diluted shares outstanding, the impact of acquisitions and divestitures, circumstances or events that may lead to limitations on the usage of our income tax operating loss carryforwards and our ability to maintain good relationships with our employees and suppliers. These and other risks are more fully described in our annual report on form 10-K and other documents, as filed with the Securities and Exchange Commission by Quinton Cardiology Systems, Inc. Quinton undertakes no duty or obligation to update the information provided herein.

PRO FORMA FINANCIAL INFORMATION - SIX MONTHS ENDED JUNE 30, 2003

This press release contains certain financial information (presented on a "pro forma basis") calculated on a basis other than United States generally accepted accounting principles ("GAAP"). The information presented on a pro forma basis consists of (i) gross profit calculated on a basis which excludes a cost of sales charge relating to the Burdick acquisition and (ii) net loss and net loss per share calculated on a basis which excludes a write-off of in-process research and development and a cost of sales charge relating to the Burdick acquisition. Set forth below is a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with GAAP (in thousands, except per share amounts):

                                                                          SIX MONTHS ENDED
                                                                           JUNE 30, 2003
                                                                          ----------------
Gross profit - as reported                                                    $ 16,286
Pro forma adjustment - acquisition related charge to cost of sales                 300
                                                                              --------
Pro forma gross profit                                                        $ 16,586
                                                                              ========

Net loss - as reported                                                        $ (2,016)

Pro forma adjustments to net loss:
 Acquisition related charge to cost of sales                                       300
 Write off in-process research and development                                   1,290
                                                                              --------
Pro forma net loss                                                            $   (426)
                                                                              ========
Pro forma basic and diluted net loss per share                                $  (0.04)
                                                                              ========

PRO FORMA FINANCIAL INFORMATION - THIRD AND FOURTH QUARTER EXPECTATIONS

This press release also contains information about expectations of certain future financial information (presented on a "pro forma basis") calculated on a basis other than United States generally accepted accounting principles ("GAAP"). The information presented on a pro forma basis consists of net income or loss per share calculated on a basis which excludes certain one-time costs relating to severance and retention of certain employees, moving costs, certain asset write-offs and other related charges in the third and fourth quarters of 2003. Set forth below is a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with GAAP (in millions, except per share amounts):

                                                                       Range                          Range
                                                                       Q3 '03                       Q4 `03
                                                                ----------------                ----------------
Expected GAAP net income (loss)                                 $(0.2) to $(0.1)                $(0.3) to $(0.1)
Pro forma adjustment to net income (loss)                         $ 0.5 to $0.7                   $1.4  to $1.5
                                                                   ------------                   -------------
Pro forma net income                                               $0.3 to $0.6                   $1.1 to $1.4
                                                                   ============                   =============
Shares:
Primary                                                            12.2 to 12.3                    12.2 to 12.3
Diluted                                                            13.4 to 13.5                    13.4 to 13.5

GAAP loss per share                                            $(0.02) to $(0.01)                $(0.03) to $(0.01)
Pro forma earnings per share                                   $ 0.02  to  $0.04                 $0.08   to $ 0.10

Contact:
Mike Matysik
Senior Vice President and Chief Financial Officer
(425) 402-2009
www.quinton.com

QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS)

                                                             DECEMBER 31,     JUNE 30,
                                                                2002            2003
                                                             ------------     --------
       ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                   $19,382      $   903
    Accounts receivable, net                                      7,384       10,318
    Inventories                                                   7,462       12,076
    Prepaid expenses and other current assets                       528          813
    Refundable income taxes                                         206           --
                                                                -------      -------
         TOTAL CURRENT ASSETS                                    34,962       24,110


Machinery and equipment, net of accumulated
    depreciation and amortization                                 3,510        5,367
Intangible assets, net of accumulated amortization                  393        5,835
Goodwill                                                            860       10,057
Investment in unconsolidated entity                               1,000        1,000
Restricted cash deposit                                           1,325           --
                                                                -------      -------
         TOTAL ASSETS                                           $42,050      $46,369
                                                                =======      =======

       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Line of credit                                              $    --      $ 2,474
    Current portion of long term debt                               363          363
    Accounts payable                                              4,776        4,848
    Accrued liabilities                                           3,415        5,003
    Warranty liability                                            1,089        2,096
    Deferred revenue                                              4,407        4,447
    Putable warrants                                                328           --
                                                                -------      -------
         TOTAL CURRENT LIABILITIES                               14,378       19,231

Long term debt, net of current portion                              363          181
Deferred tax liability                                               --        1,156
                                                                -------      -------

         TOTAL LIABILITIES                                        14,741       20,568
                                                                -------      -------

MINORITY INTEREST IN CONSOLIDATED ENTITY                             --          203

SHAREHOLDERS' EQUITY                                             27,309       25,598
                                                                -------      -------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $42,050      $46,369
                                                                =======      =======

QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                THREE MONTHS ENDED JUNE 30,
                                                                    -------------------------------------------------------
                                                                             2002                            2003
                                                                    -----------------------        ------------------------
                                                                        $                %              $                %
                                                                    -----------        ----        ------------        ----
REVENUES:
    Systems                                                         $     9,063        80.5%       $     17,604        85.0%
    Service                                                               2,196        19.5               3,102        15.0
TOTAL REVENUES                                                           11,259       100.0              20,706       100.0
                                                                    -----------        ----        ------------        ----
GROSS PROFIT:
    Systems                                                               3,366        37.1               7,132        40.5
    Service                                                               1,011        46.0               1,310        42.2
GROSS PROFIT                                                              4,377        38.9               8,442        40.8
                                                                    -----------        ----        ------------        ----
OPERATING EXPENSES:
    Research and development                                              1,334        11.9               1,989         9.6
    Sales and marketing                                                   2,466        21.9               4,491        21.7
    General and administrative                                            1,106         9.8               1,942         9.4
    Stock-based compensation                                                 35         0.3                  18         0.1
                                                                    -----------        ----        ------------        ----
TOTAL OPERATING EXPENSES                                                  4,941        43.9               8,440        40.8
                                                                    -----------        ----        ------------        ----
OPERATING INCOME (LOSS)                                                    (564)       (5.0)                  2         0.0

OTHER INCOME (EXPENSE):
    Interest income (expense), net                                           17         0.1                 (73)       (0.4)
    Interest income (expense), putable warrants                             133         1.2                 (63)       (0.3)
    Other expense, net                                                       --         0.0                 (13)        0.0
                                                                    -----------        ----        -------------       ----
TOTAL OTHER INCOME (EXPENSE)                                                150         1.3                (149)       (0.7)
                                                                    -----------        ----        -------------       ----
LOSS BEFORE INCOME TAXES                                                   (414)       (3.7)               (147)       (0.7)

  Income tax provision                                                       (4)       (0.0)                 (9)       (0.1)
                                                                    ------------       ----        -------------       ----
LOSS BEFORE MINORITY INTEREST IN INCOME OF CONSOLIDATED ENTITY             (418)       (3.7)               (156)       (0.8)
  Minority interest in income of consolidated entity                         --          --                  (1)       (0.0)
                                                                    -----------        ----        -------------       ----
NET LOSS                                                            $      (418)       (3.7)%      $       (157)       (0.8)%
                                                                    ============       =====       =============       ====
Basic and diluted net loss per share                                $     (0.06)                   $      (0.01)

Weighted average shares outstanding used to compute basic and
diluted net loss per share                                            6,812,713                      12,130,211

QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                     SIX MONTHS ENDED JUNE 30,
                                                                   --------------------------------------------------------
                                                                                2002                          2003
                                                                   -------------------------      -------------------------
                                                                         $              %              $                %
                                                                   -----------        ------      ------------        -----
REVENUES:
    Systems                                                        $    17,229        79.6%       $     34,561        84.3%
    Service                                                              4,419        20.4               6,428        15.7
                                                                   -----------        ----        ------------        ----
TOTAL REVENUES                                                          21,648       100.0              40,989       100.0

GROSS PROFIT:
    Systems                                                              6,487        37.6              13,737        39.7
    Service                                                              2,043        46.2               2,849        44.3
    Acquisiton related charge                                               --          --                (300)         --
                                                                   -----------        ----        ------------        ----
GROSS PROFIT                                                             8,530        39.4              16,286        39.7

OPERATING EXPENSES:
    Research and development                                             2,687        12.4               4,076         9.9
    Write off in-process research and development                           --          --               1,290         3.2
    Sales and marketing                                                  4,919        22.7               8,817        21.5
    General and administrative                                           2,589        12.0               3,969         9.7
    Stock-based compensation                                                70         0.3                  36         0.1
                                                                   -----------        ----        ------------        ----
TOTAL OPERATING EXPENSES                                                10,265        47.4              18,188        44.4
                                                                   -----------        ----        ------------        ----

OPERATING LOSS                                                          (1,735)       (8.0)             (1,902)       (4.7)

OTHER INCOME (EXPENSE):
    Interest expense, net                                                  (56)       (0.2)               (148)       (0.4)
    Interest income, putable warrants                                      133         0.6                  32         0.1
    Other income (expense), net                                              3         0.0                  (9)       (0.0)
                                                                   -----------        ----        ------------        ----

TOTAL OTHER INCOME (EXPENSE)                                                80         0.4                (125)       (0.3)
                                                                   -----------        ----        ------------        ----

LOSS BEFORE INCOME TAXES                                                (1,655)       (7.6)             (2,027)       (5.0)

  Income tax provision                                                     (14)       (0.1)                 (9)       (0.0)
                                                                   -----------        ----        ------------        ----

LOSS BEFORE MINORITY INTEREST IN LOSS OF CONSOLIDATED ENTITY            (1,669)       (7.7)             (2,036)       (5.0)
  Minority interest in loss of consolidated entity                          --          --                  20         0.1
                                                                   -----------        ----        ------------        ----

NET LOSS                                                           $    (1,669)       (7.7)%      $     (2,016)       (4.9)%
                                                                   ===========        ====        ============        ====

Basic and diluted net loss per share                               $     (0.44)                   $      (0.17)

Weighted average shares outstanding used to compute basic and
diluted net loss per share                                           3,751,667                      12,112,095

QUINTON CARDIOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)

                                                                   THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                        JUNE 30,                     JUNE 30,
                                                               ----------------------       -----------------------
                                                                 2002           2003          2002           2003
                                                               --------       -------       --------       --------
Operating Activities:
  Net loss                                                     $   (418)      $  (157)      $ (1,669)      $ (2,016)
  Adjustments to reconcile net loss to net cash from
  operating activities:
      Depreciation and amortization                                 292           476            583            973
      Loss on disposal of equipment                                  --             6              9              6
      Amortization of deferred stock-based compensation              35            18             70             36
      Interest expense (income), putable warrants                  (133)           63           (133)           (32)
      Write off of purchased in-process research
          and development                                            --            --             --          1,290
      Minority interest in income (loss) of
     consolidated entity                                             --             1             --            (20)
      Changes in operating assets and liabilities, net of
      business acquired:
              Accounts receivable                                    (9)          250            (48)           864
              Inventories                                           351         1,671            755          2,157
              Prepaid expenses and other current assets             (61)          125            (89)           105
              Accounts payable                                       16        (1,119)           137         (2,653)
              Accrued liabilities                                  (112)         (927)           160         (1,135)
              Warranty liability                                    (63)          (56)          (172)            (9)
              Deferred revenue                                        9           (61)           283           (254)
                                                               --------       -------       --------       --------
            Net cash flows from operating activities                (93)          290           (114)          (688)
                                                               --------       -------       --------       --------

Investing Activities:
  Purchases of machinery and equipment                             (325)         (357)          (398)          (792)
  Proceeds from sales of machinery and equipment                     --            73             --            108
  Purchase of Burdick, Inc., net of cash acquired                    --         2,177             --        (19,372)
                                                               --------       -------       --------       --------
            Net cash flows from investing activities               (325)        1,893           (398)       (20,056)
                                                               --------       -------       --------       --------

Financing Activities:
  Borrowings (repayments) on bank line of credit, net            (4,777)       (1,855)        (4.471)         2,474
  Payments of long term debt                                         --           (91)            --           (182)
  Proceeds from exercise of stock options                            39            19             39             63
  Redemption of putable warrants                                     --          (296)            --           (296)
  Proceeds from issuance of stock, net of issuance costs         28,991           206         28,991            206
                                                               --------       -------       --------       --------
Net cash flows from financing activities                         24,253        (2,017)        24,559          2,265
                                                               --------       -------       --------       --------

Net change in cash and cash equivalents                          23,835           166         24,047        (18,479)
Cash and cash equivalents, beginning of period                      430           737            218         19,382
                                                               --------       -------       --------       --------
Cash and cash equivalents, end of period                       $ 24,265       $   903       $ 24,265       $    903
                                                               ========       =======       ========       ========